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                                                                   EXHIBIT 23.5



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of SS&C Technologies, Inc. and to the incorporation by reference therein of our report dated January 23, 1997, with respect to the consolidated financial statements of Quantra Corporation included in the Current Report on Form 8-K/A filed by SS&C Technologies, Inc. with the Securities and Exchange Commission on June 3, 1998.


                                               /s/ ERNST & YOUNG LLP

June 19, 1998
Chicago, Illinois